Exhibit 3.1

AMENDED AND RESTATED BYLAWS

As of November 24, 2014

OF

SALISBURY BANCORP, INC.

ARTICLE I
Offices

Section 1. Location. The principal executive office of Salisbury Bancorp, Inc. (the “Corporation”) shall be located in the Village of Lakeville, Town of Salisbury, Litchfield County, Connecticut, but the Corporation may maintain such branch office or offices within or without the State of Connecticut as may be authorized by the Board of Directors and any other regulatory body having jurisdiction over the Corporation.

ARTICLE II
Shareholders’ Meetings

Section 1. Place of Meetings. Each meeting of the shareholders of the Corporation shall be held at the principal executive office of the Corporation or at such other place either within or without the State of Connecticut as the Board of Directors may determine from time to time.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such time and place during each fiscal year of the Corporation as the Board of Directors may determine from time to time. At such meetings, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a delayed annual meeting may be called in the same manner as a special meeting.

Except for nominations of Directors as provided in Article III, Section 2 of these Bylaws, business is properly brought before an annual meeting if it is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s proposal must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date of the proxy statement released to shareholders in connection with the annual meeting in the prior year. However, if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or if the proposal relates to a special meeting, then the deadline is a reasonable time before the Corporation begins to print and send its proxy material for the meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the shareholder or the proposed matter which the Secretary determines in his or her discretion to be appropriate using the then current requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, as a guide. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairperson, the President or Chief Executive Officer or a majority of the Board of Directors, unless otherwise required by applicable law. Only business within the purpose or purposes described in the notice of the special meeting of the shareholders may be conducted at a special meeting of the shareholders.

Section 4. Notice of Meetings. Notice of the time and place of all annual and special meetings of the shareholders and the purpose or purposes thereof shall be handed or mailed, postage prepaid, by or at the direction of the Secretary, not less than twenty (20) or more than sixty (60) days before such meeting, to each shareholder of record at such shareholder’s address as it appears on the stock transfer records of the Corporation. Such notice shall also include the record date for determining the shareholders entitled to vote at the meeting if such date is different than the record date for determining shareholders entitled to notice of the meeting. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the date and time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any shareholder who attends any shareholders’ meeting in person or by proxy without objecting to holding the meeting or transacting business at the meeting, at the beginning of the meeting, shall be deemed to have waived lack of notice or defective notice of the meeting and any shareholder shall be deemed to have waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice unless the shareholder objects to considering the matter when it is presented. Failure of any shareholder to receive notice of any meeting shall not invalidate the meeting.

Section 5. Quorum. To constitute a quorum for the transaction of business on any matter at any meeting of shareholders, there must be present, in person or by proxy, a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on that matter. The shares present at a duly held meeting at which a quorum was present on any matter shall continue to constitute a quorum notwithstanding the withdrawal of any such shares from the meeting.

Section 6. Adjournment of Meetings. At any meeting, the presiding officer or the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote, whether or not a quorum is present, may adjourn the meeting to a future date as may be agreed. Notice of such adjournment need not be given to the shareholders of the new date, time, or place if the new date, time and place are announced at the meeting before adjournment. Notice of the new date, time and place need be given, however, if a new record date for the adjourned meeting is or must be fixed by the Board of Directors or if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 7. Voting Requirements. Other than with respect to the election of Directors, if a quorum exists, an action is approved if the votes cast by the shares entitled to vote on the matter favoring the action exceed the votes opposing the action, except as may be otherwise specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, Connecticut banking laws, or other applicable law. If a quorum exists, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, except as may otherwise specifically be provided in the Certificate of Incorporation, the Connecticut Business Corporation Act, the Connecticut banking laws or other applicable law.

Section 8. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the Board of Directors may set as a record date the close of business on the date which is no more than seventy (70) nor less than twenty (20) days before the meeting is to occur. If no record date is fixed by the Board of Directors, the close of business on the date before the notice of the meeting is first mailed shall be the record date for determination of shareholders entitled to notice of or to vote at such meeting.

Section 9. Proxies. At all meetings of shareholders, any shareholder entitled to vote may vote either in person or by proxy. A proxy shall be in writing, signed and dated and shall be filed with the Secretary before or at the time of the meeting or be sent by an electronic transmission received before or at the time of the meeting that contains or is accompanied by information from which it can be determined that the shareholder authorized the electronic transmission. No proxy shall be valid for more than eleven (11) months after its execution, unless otherwise expressly provided therein and permitted by applicable law.

Section 10. Inspectors of Election. The Board of Directors, in advance of any shareholders’ meeting, shall appoint not less than two (2) persons to act as Inspectors of Election at the meeting or any adjournment thereof. If the Board of Directors does not so act or any person appointed to be an Inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the presiding officer. The Inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, (c) determine the validity of proxies and ballots, (d) count all votes, and (e) determine the result and make a written report to the presiding officer of their determinations. Each Inspector shall take and sign an oath faithfully to execute the duties of an Inspector with strict impartiality and according to the best of the Inspector’s ability. An Inspector may be an officer or employee of the Corporation.

Section 11. Conduct of Meetings. The Chairperson of the Board of Directors, or such Director as he or she or the Board of Directors may designate, shall preside over all meetings of the shareholders. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the presiding officer. The Board of Directors may from time to time adopt Rules of Conduct for the conduct of the annual or any special meeting of shareholders, to the extent that such Rules of Conduct do not conflict with applicable law or the provisions of the Corporation’s Certificate of Incorporation or Bylaws. Unless specifically required by such Rules, or the Bylaws or Certificate of Incorporation of the Corporation, or applicable law, strict compliance with the provisions of Robert Rules of Order, or Parliamentary Procedure is not required. Rather, in accordance with the Rules of Conduct and these Bylaws, the presiding officer shall have the right and duty to preserve order and conduct the meeting in accordance with his or her reasonable exercise of good faith and fundamental fairness.

The presiding officer shall announce that the Rules of Conduct, as may be adopted from time to time by the Board of Directors, are available for reference at the meeting.

Section 12. Number of Votes for Each Shareholder. Each shareholder shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the books of the Corporation as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied pursuant to the Certificate of Incorporation or applicable law.

Section 13. Shareholders’ List. An alphabetical list of the names of all shareholders entitled to notice of a shareholders’ meeting, showing the address of and number of shares held by each shareholder, shall be available for inspection during regular business hours upon written demand by any shareholder or his or her agent or attorney beginning two (2) days after giving notice of the meeting through the date of the meeting at the Corporation’s principal office. The list shall be available at the meeting for inspection by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. If the Board of Directors fixes a different record date for determining shareholders entitled to vote at a meeting, the Corporation must also prepare a list of shareholders entitled to vote. The shareholder’s list for voting must be similarly available for inspection promptly after the record date for voting.

ARTICLE III
Directors

Section 1. Authority. All corporate powers shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be managed by, and under the direction of, the Board of Directors.

The Board of Directors is empowered to allow the Corporation to engage in any activity authorized by applicable law.

The Board of Directors shall, pursuant to the Connecticut Business Corporation Act, as the same may be amended from time to time, be empowered to make rules and regulations essential to the performance of its duties of caring for and managing the business and affairs of the Corporation, to elect the officers, to fill the vacancy of any elected officer, to elect or appoint such assistants and committees as it may deem necessary for the business of the Corporation and to prescribe their duties, to determine the amount and sufficiency of the bonds and to prescribe the duties of all the officers and employees, to fix the compensation of the officers, and employees of the Corporation, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties.

At the time of election, each Director must own in his or her individual capacity one or more shares of Common Stock of the Corporation; provided, this shall not be applicable to any Director selected by the holders of shares of any series of Preferred Stock in accordance with the terms of any such series of Preferred Stock. Directors shall be elected by the shareholders at the annual meeting and shall hold office for a term of three (3) years or until their successors are elected and qualified. The Directors shall be classified with respect to the term for which they shall severally hold office by dividing them into three classes.

Section 2. Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 2. Such nominations by a shareholder shall be made only if written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Corporation not less than twenty (20) days and not more than sixty (60) days prior to the date of the Corporation’s proxy statement related to the annual meeting in the prior year. Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (2) as to the shareholder giving the notice, (a) the name and address, as they appear on the Corporation’s books, of such shareholder, (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (c) representation that the shareholder is a holder of record of Common Stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information pertaining to the nominee which would be required to be set forth in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, pertaining to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this Section 2, and the defective nomination shall be disregarded.

Section 3. Number, Term and Vacancies. The number of Directors shall be fixed from time to time by resolution adopted by a majority of the full Board of Directors. Despite the expiration of a Director’s term, the Director shall continue to serve until his or her successor is duly elected and qualifies or until there is a decrease in the number of Directors.

Except as otherwise provided by or pursuant to the provisions of law or the Certificate of Incorporation and subject to the rights of the holders of the Preferred Stock with respect to the election of Directors, vacancies in the Board of Directors created by an increase in the number of Directors shall be filled for the unexpired term by action of the Board of Directors. Except as otherwise provided by or pursuant to the provisions of law or the Certificate of Incorporation, vacancies occurring by reason other than an increase in the number of Directors shall be filled by a majority vote of the Board of Directors remaining in office even though such remaining Directors at the meeting may be less than a quorum of the Board of Directors and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office until the next shareholders meeting at which Directors are elected and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

Section 4. Removal and Resignation of Directors. Any Director may be removed from office at any time for cause by the affirmative vote of at least two-thirds (2/3) of the Directors then in office and in accordance with applicable law; provided, the office of any Director who fails to attend six (6) consecutive regular or special meetings of the Board of Directors, shall become vacant if the majority of the Board of Directors determines that such absence was without good cause.

A Director may resign at any time by delivering written notice to the Board of Directors, the Chairperson of the Board of Directors, or the Secretary, which resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date or an effective date determined upon the happening of a future event or events.

Section 5. Place of Meetings. The Board of Directors shall hold its meetings at the principal executive office of the Corporation or at such place or places within or without the State of Connecticut as it may determine by resolution from time to time or as fixed in the notice of the meeting.

Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held as promptly as possible following the adjournment of the annual meeting of shareholders at the location of the annual meeting for the purpose of organizing the Board of Directors, appointing committees, electing officers and transacting any other business and other regular meetings shall be held at least monthly, at such times and places as shall be fixed by the Directors, or with such greater frequency as the Board of Directors may determine. The regular meeting following the annual meeting of shareholders and other regular meetings which have been established by the Board of Directors and publicized among all Directors may be held without notice of the date, time, place or purpose of the meeting, except as provided in Article VIII of the Bylaws. The Board shall also hold regular Executive Sessions at which only Independent Directors are present.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called only by the Chairperson, President or Chief Executive Officer, or in writing by any three (3) Directors. Notice thereof, oral, written or by electronic transmission, specifying the date, time, place and purpose of such meeting, shall be given to each Director at least one (1) day prior to such meeting. If notice is given by mail or other delivery service, the Secretary shall address notices to the Directors at their usual place of business or such address as may appear on the Corporation’s books and such notice shall be sent by means reasonably expected to arrive at least one (1) day prior to the meeting.

Section 8. Waiver of Notice. Whenever notice is required to be given to any Director, a written waiver of notice signed by the Director entitled to such notice, whether before or after the time stated therein, and filed by the Secretary in the minute book of the Corporation, shall be equivalent to the giving of such notice. A Director’s attendance at or participation in a meeting of the Board of Directors waives any required notice to such Director of the meeting, unless the Director at the beginning of the meeting, or promptly upon such Director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 9. Action by Directors Without a Meeting. Any resolution in writing concerning action to be taken by the Board of Directors, which resolution is approved and signed by all of the Directors, severally or collectively, shall have the same force and effect as if such action were taken at a meeting of the Board of Directors duly called and held for that purpose. Such action shall be effective when the resolution or resolutions signed by all the Directors is delivered in writing or by electronic transmission to the Secretary or such later time specified in the resolution. Such resolution together with the Directors’ approval thereof shall be filed by the Secretary in the minute book of the Corporation.

Section 10. Telephonic Participation in Board and Committee Meetings. A Director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all Directors or committee members participating in the meeting to simultaneously hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

Section 11. Quorum and Voting Requirement. Directors constituting a majority of the Directors established in accordance with Section 3 of this Article III, or if the number of Directors has not been so established, a majority of the number of Directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time and no notice of such adjournment need be given of the new date, time, or place if the new date, time and place are announced at the meeting before adjournment. Except as provided in Section 3 of this Article III, the act of a majority of the Directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless a higher percentage vote is required by law, the Certificate of Incorporation, or these Bylaws.

Section 12. Voting. At meetings of the Board of Directors, each Director shall have one vote. A Director may not appoint a proxy to vote for him or her and must be present to vote.

Section 13. Committees; Appointment and Authority. The Board of Directors, by vote of a majority of all Directors then in office, shall elect from its number an Audit Committee, a Human Resources and Compensation Committee and a Nominating and Governance Committee, each of which shall have not less than three (3) members with those qualifications as to independence and other qualifications as are prescribed by the stock exchange on which the Corporation’s stock is listed or traded, and shall delegate thereto such powers set forth in the charter of such committee as approved by the Board of Directors, except those which by applicable law, by the Certificate of Incorporation, or by these Bylaws may not be delegated. In addition, the Board of Directors, by vote of a majority of all directors then in office, may elect from its number one or more other committees, including, without limitation, an Executive Committee, each of which shall have two or more members, and may delegate thereto some or all of its powers set forth in the charter of such committee as approved by the Board of Directors, except those which by applicable law , by the Certificate of Incorporation, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business consistent with the rules provided by these Bylaws for the conduct of business by the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. Except with respect to the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, the Board of Directors may abolish or reorganize any such committee at any time. Each committee shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by applicable law, but no such rescission shall have retroactive effect.

Section 14. Compensation of Directors. The Board of Directors shall have authority to fix the compensation for Directors, including for service on any committee of the Board of Directors and a reasonable allowance for expenses actually incurred in connection with the performance of their duties.

Section 15. Chairperson of the Board of Directors. The Board of Directors shall elect from among its members a Chairperson of the Board of Directors. The Chairperson, or in his or her absence, the President or Chief Executive Officer, or in their absence such other member as elected by the Board of Directors, shall preside at all Board of Directors meetings. If the Chairperson is an executive officer of the Corporation or any subsidiary of the Corporation, the Board of Directors shall elect from its membership a Presiding Director who is not an employee of the Corporation or any subsidiary of the Corporation and shall by resolution set forth the duties and responsibilities of the Presiding Director.

ARTICLE IV
Officers

Section 1. Election of Officers. At the regular meeting of the Board of Directors following the adjournment of the annual meeting of the shareholders, or at another time as determined by the Board of Directors, the Board of Directors shall elect a Chief Executive Officer, President, one or more Vice Presidents (who may be designated “Executive,” “Senior,” or otherwise to distinguish them from other Vice Presidents), a Secretary and a Chief Financial Officer for the ensuing year.

The Board of Directors may, in its discretion, from time to time, appoint such other officers and assistants as it shall deem necessary who shall have such authority and such designation and shall perform such duties as the Board of Directors or the President or Chief Executive Officer may from time to time prescribe.

The same person may be elected or appointed to serve simultaneously in more than one office. The duties of the officers of the Corporation shall be such as are imposed by these Bylaws and from time to time prescribed by the Board of Directors or the President or Chief Executive Officer.

Section 2. Vacancies. Vacancies in any office may be filled at any regular or special meeting of the Board of Directors.

Section 3. Removal. Any officer may be removed, with or without cause, from office by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting, or as may otherwise be provided in any agreement between the Corporation and the officer, which agreement must be approved by the Board of Directors. Any officer below the level of Vice President may be removed from office, with or without cause, by the President or Chief Executive Officer unless such officer’s duties require that the officer report directly to the Board of Directors or the officer is elected pursuant to Section 1 of this Article IV.

Section 4. Chief Executive Officer. The Chief Executive Officer shall have the general charge, supervision, and control of the business and affairs of the Corporation subject to the direction of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as are generally incident to the office of chief executive officer and as may be assigned to the Chief Executive Officer by the Board of Directors. In the absence of the Chief Executive Officer, the President, if different than the Chief Executive Officer, or the Vice Presidents, as may be designated by the Board of Directors, or in accordance with the order of their ranking, if any, shall perform the duties of the Chief Executive Officer.

Section 5. President. The President shall have general supervision over the business and affairs of the Corporation. The President shall have all the powers and duties as are generally incident to the office of the president, except as specifically limited by resolution of the Board of Directors and shall serve as the Chief Executive Officer unless another individual is designated by the Board of Directors. The President shall exercise such other powers and perform such other duties as may be assigned to the President from time to time by the Board of Directors. In the absence of the President, the Chief Executive Officer, if different than the President, or the Vice Presidents as may be designated by the Board of Directors, or in accordance with the order of their ranking, if any, shall perform the duties of the President.

Section 6. Vice Presidents. The Vice Presidents shall perform such duties as from time-to-time may be assigned to them by the President or Chief Executive Officer or the Board of Directors.

Section 7. Chief Financial Officer . The Chief Financial Officer shall be responsible for the custody and safekeeping of all of the assets of the Corporation and shall perform all acts and have the duties incident to the position of chief financial officer and shall submit such reports and statements as may be required by law or by the President or Chief Executive Officer and shall perform such other duties as are assigned to the Chief Financial Officer from time-to-time by the Board of Directors or the President or Chief Executive Officer.

Section 8. Secretary. The Secretary shall perform such executive and administrative duties as from time-to-time may be assigned to the Secretary by the Board of Directors or the President or Chief Executive Officer. The Secretary shall have charge of the seal of the Corporation and shall have such other powers and perform such other duties as designated in these Bylaws or as are generally incident to the office of Secretary. The Secretary shall notify the shareholders and Directors of all meetings and shall keep the minutes of meetings of the shareholders and of the Board of Directors.

ARTICLE V
Indemnification and Advance of Expenses

Section 1. Indemnification and Advance of Expenses. The Corporation shall, to the fullest extent permitted or required by Sections 33-770 to 33-778 of the Connecticut Business Corporation Act, as the same may be amended and supplemented, indemnify and advance expenses to any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI
Stock

Section 1. Issuance by the Board of Directors. The Board of Directors may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Corporation, as in their opinion and discretion they deem to be in the Corporation’s best interests. The Board of Directors may accept, in consideration for such shares, money, promissory notes, other securities and other property of any description actually received by the Corporation; provided, the value of such consideration equals or exceeds the par value of said shares, if any, and that the Board of Directors determines that such consideration is adequate for the issuance of said shares.

Section 2. Certificates of Stock. Certificates of stock shall be issued in compliance with Section 33-676 of the Connecticut Business Corporation Act, as amended from time to time and in a form adopted by the Board of Directors and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or by facsimile signature of any or all of the foregoing, shall bear a facsimile of the corporate seal of the Corporation and shall contain such other information as required by law. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered on the Corporation’s stock transfer records. If any officer, transfer agent or registrar who signs or whose facsimile signature is placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 3. Book Entry Shares. In accordance with Section 33-677 of the Connecticut Business Corporation Act, as amended from time to time the Board of Directors may authorize the Corporation to issue shares of its capital stock in book-entry (uncertificated) form. Such authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. In the event that shares are issued in book-entry form only, all references in these Bylaws to the delivery of stock certificates shall be inapplicable. The Corporation’s transfer agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the transfer agent shall effect delivery of such shares of capital stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

Section 4. Transfer of Stock. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof in person or by his, her or its attorney, upon surrender of the certificate of stock properly endorsed or, in the case of shares entered in book-entry form, upon written transfer instructions delivered by the registered holder thereof, and the payment of all taxes thereon. The Corporation shall issue a new certificate to the person entitled thereto for all shares surrendered.

Section 5. Cancellation of Certificate. All surrendered certificates properly endorsed, shall be marked “canceled” with the date of cancellation and a notation of such cancellation made in the stock transfer records.

Section 6. Lost Certificates. The President or any officer designated by the President may, before any book entry is made or, if applicable, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the President or any designated officer shall determine, and notation of the transaction made in the stock transfer records.

ARTICLE VII
Finance and Dividends

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 2. Dividends and Distributions. Dividends and other distributions to shareholders may be declared by the Directors as prescribed by applicable law. Such dividends or distributions will be payable to shareholders of record at the close of business on such day as the Directors may designate not more than seventy (70) days thereafter, or none is designated, the date of the Board of Directors action authorizing such dividend or distribution. No dividend or distribution shall be paid unless duly voted by the Directors of the Corporation. Dividends and distributions may be paid in cash, property, or shares of the Corporation.

ARTICLE VIII
Amendment of Bylaws

These Bylaws may be altered, amended or repealed: (a) by the Board of Directors at any meeting by a majority vote of the full Board of Directors; or (b) at any meeting of the shareholders, whether annual or special, by a majority in interest of the stock entitled to vote; provided, any action of shareholders effecting an amendment or repeal or adoption of a provision inconsistent with these Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation then entitled to vote for the election of Directors, and (ii) if there is an “Interested Shareholder” or an “Interested Securityholder” (as those terms are defined in the Certificate of Incorporation), or an “interested shareholder” (as defined in the Connecticut Business Corporation Act Section 33-840), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder, the Interested Securityholder, or an “interested shareholder” (as defined in the Connecticut Business Corporation Act Section 33-840), or any two or more of the foregoing, as applicable. No amendment or repeal of Article V shall operate with retroactive effect as to any act, or failure to act, of any Director, officer, employee or agent of the Corporation that occurred prior to the effectiveness of such amendment or repeal.

No action may be taken at any annual or special meeting of the shareholders or at any regular or special meeting the Board of Directors to alter, amend or repeal the Bylaws unless a notice of such meeting shall include notice of such proposed action.

ARTICLE IX

Reference

All references in these Bylaws to “applicable law” refer to any state or federal law, rule or regulation applicable to the Corporation and, where the context permits, to any applicable rule or regulation of any stock exchange on which the Corporation’s shares are listed or traded.